UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 20, 2005

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 – West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 20, 2005, the stockholders of Concentra Inc. (“Concentra”), Registrant’s parent corporation, approved the 2005 Stock Option Plan for Non-Employee Directors (the “Stock Option Plan”). The Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan, as amended (the “1999 Plan”), is incorporated into and forms a part of the Stock Option Plan.

A copy of the Stock Option Plan is attached hereto as Exhibit 10.19 and is incorporated herein by reference. The 1999 Plan has been previously filed as Exhibit 10.8 to Concentra Operating Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and is incorporated herein by reference.

Additionally, on July 21, 2005, the board of directors of Concentra (the “Board”) took formal action to approve changes to Concentra’s existing director compensation plan. The changes to the plan consist of: an increase in the annual retainer paid to each Board member from $10,000 to $25,000; an increase in the Audit and Compliance Committee chairman annual retainer from $10,000 to $15,000; a decrease in the Board meeting fees from $3,500 per meeting to $2,000 per meeting; and an increase in the Committee chairman meeting fees from $500 per meeting to $1,000 per meeting.

A copy of the modified director compensation plan is attached hereto as Exhibit 10.20 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

10.19	2005 Stock Option Plan for Non-Employee Directors, as adopted by Concentra’s stockholders on July 20, 2005.

10.20	Concentra Inc. Board of Directors Compensation Plan, as adopted by Concentra’s Board of Directors on July 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: July 22, 2005

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.19	2005 Stock Option Plan for Non-Employee Directors, as adopted by Concentra’s stockholders on July 20, 2005.

10.20	Concentra Inc. Board of Directors Compensation Plan, as adopted by Concentra’s Board of Directors on July 21, 2005.